UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Gladstone Capital Corporation
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On Friday, January 29, 2010, Gladstone Capital Corporation (the “Company”) issued a press release announcing the recommendations of Institutional Shareholder Services regarding the proposals scheduled for a vote at the Annual Meeting.  The text of the press release is attached below.

Risk Metrics Group Recommends “For” Vote on all Proposals for

Gladstone Capital Corporation’s 2010 Annual Meeting of Stockholders

McLean, VA, January 29, 2010: Gladstone Capital Corp. (NASDAQ:GLAD) (the “Company”) today announced that Risk Metrics Group (formerly known as Institutional Shareholder Services, or ISS) (“Risk Metrics”), a leading independent proxy advisory firm, issued a report recommending that stockholders of the Company vote “For” all of the proposals included in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders. The following proposals are scheduled for a vote at the Annual Meeting:

•                  Election of incumbent directors, Paul Adelgren, John H. Outland and David Gladstone to hold office until the 2013 Annual Meeting of Stockholders;

•                  Approval of a proposal to authorize the Company to sell shares of its common stock at a price below its then current net asset value per share; and

•                  Ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2010.

The Annual Meeting of Stockholders is scheduled for Thursday, February 18, 2010 at 11:00 a.m. local time at the Hilton McLean Tysons Corner at 7920 Jones Branch Drive, McLean, Virginia.

Regarding the Company’s proposal to authorize the sale of its common stock at a price below its then-current net asset value (NAV) per share, Risk Metrics stated in its report:

“The proposal grants significant discretion to management to offer securities at below NAV — either publicly or privately — without limits on the timing, frequency, or amount of shares to be offered. The sale of shares at a price below NAV will initially dilute outstanding shares. However, approval of this proposal may allow the board to invest in attractive opportunities as they arise, and may give the company flexibility to forestall the potential forced sale of assets at unfavorable prices. While shareholders may be concerned that the company has not placed limits on the maximum discount to NAV or the number of shares that may be sold pursuant to this proposal, certain safeguards are in place, including that shareholder approval of the proposal would only be valid for one year, and that any sale of shares at a price below NAV must be approved by a majority of the company’s disinterested directors. Given that certain safeguards are in place should the company sell shares at a price below NAV, shareholder approval of this proposal is warranted.”*

An informational call was held on January 20, 2010 regarding these proposals. Stockholders who were unable to listen to the call may access the replay by calling (877) 660-6853 and using access code 286 and ID code 336729. The webcast replay of the conference call will be available online through the date of the Annual Meeting at www.GladstoneCapital.com and www.investorcalendar.com.

The Company reminds stockholders that their vote is important, and urges all stockholders to take a moment to vote their shares. Stockholders with questions related to the meeting or the voting of their shares, or who need to request additional proxy materials, are strongly encouraged to contact the Company’s proxy solicitor, Georgeson Inc. at (800) 932-9864, or the Company at 1-866-366-5745.

Important Information

On December 17, 2009, Gladstone Capital Corporation filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with Gladstone Capital’s 2010 Annual Meeting of Stockholders. Gladstone Capital’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting or investment decision because the definitive proxy statement contains important information. Gladstone Capital’s proxy statement and any other materials filed by Gladstone Capital Corporation with the SEC can be obtained free of charge at the SEC’s website at http://www.sec.gov or from Gladstone Capital Corporation at http://www.gladstonecapital.com.

*Permission to use quote neither sought nor obtained from Risk Metrics Group.

For further information contact Investor Relations at 703-287-5839.

This press release may include statements that may constitute “forward-looking statements,” including statements with regard to the future offerings of the Company’s securities and the Company’s future investment opportunities. Words such as “will,” “should,” “believes,” “feel,” “expects,” “confident,” “projects,” “strive,” “goals,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk factors” of the Company’s Form 10-K for the fiscal year ended September 30, 2009, as filed on November 23, 2009. The risk factors set forth in the Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.